Exhibit 99.1

Strongbridge Biopharma plc Announces New Employment Inducement Awards

Dublin, Ireland and Trevose, Pa., August 28, 2018 — Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced that it has approved inducement equity awards to 26 individuals who have recently become, or are expected to become, non-executive employees of the Company.

The inducement awards are being made in the form of non-qualified stock options to purchase an aggregate of 448,000 ordinary shares of the Company, and are being made as a material inducement to these individuals to enter into employment with the Company pursuant to NASDAQ Listing Rule 5635(c)(4).

The exercise price for each of the options is equal to the closing price of the Company’s ordinary shares on the grant date. One quarter of each of the options will vest on the one-year anniversary of the grant date of such option and the remaining three quarters will vest in 12 equal quarterly installments following the one-year anniversary of the grant date, subject to the employee’s continuous employment with the Company. The options will have a ten-year term. The options will be subject to the terms and conditions of the Company’s 2017 Inducement Plan, pursuant to which the options have been granted.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes MACRILEN™ (macimorelin), the first and only FDA-approved oral drug indicated for the diagnosis of adult growth hormone deficiency, RECORLEV™ (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. MACRILEN has orphan drug exclusivity in the United States, and both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

Forward-Looking Statements

All statements, other than statements of historical facts, contained in this press release, are forward-looking statements. These statements relate to future events and involve known and unknown risks, including, without limitation, uncertainties regarding Strongbridge’s strategy, plans, and objectives of management for future operations. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304

lrocco@elixirhealthpr.com

Investor Relations

United States:

Solebury Trout
Marcy Nanus
+1 646-378-2927
mnanus@soleburytrout.com

Europe:

First House

Geir Arne Drangeid

+47 913 10 458

strongbridgebio@firsthouse.no

USA
900 Northbrook Drive
Suite 200
Trevose, PA 19053
Tel. +1 610-254-9200
Fax. +1 215-355-7389